UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 10, 2007 (April 10, 2007)

Date of report (Date of earliest event reported):

GEVITY HR, INC.

(Exact name of registrant as specified in charter)

Florida	0-22701	65-0735612
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9000 Town Center Parkway

Bradenton, Florida 34202

(Address of principal executive offices / Zip Code)

(941) 741-4300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[	] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d—2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e—4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The following individuals will be standing for re-election as directors of Gevity HR, Inc. (the “Company”) at the Company’s next annual meeting of shareholders to be held on May 16, 2007:

Erik Vonk

George B. Beitzel

Darcy E. Bradbury

Paul R. Daoust

Jonathan H. Kagan

David S. Katz

Michael J. Lavington

Jeffrey A. Sonnenfeld

In addition, Daniel J. Sullivan has been nominated by the Company’s board of directors to stand for election as a new director nominee. Mr. Sullivan most recently served as the president and chief executive officer of FedEx Ground, the second largest operating company of FedEx Corporation from 1998 until his retirement in December 2006.

The Company has received notice on April 10, 2007 that James E. Cowie will not be standing for re-election to the board of directors of the Company, but will continue to serve as a director until the Company’s next annual meeting of shareholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEVITY HR, INC.

(Registrant)

Dated: April 10, 2007	By: /s/ Edwin E. Hightower, Jr.
Name: Edwin E. Hightower, Jr.
	Title:	Vice President and General Counsel